UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 31, 2008, Independence Holding Company (the “Company”) and Mr. Roy T.K. Thung, Chief Executive Officer, President and director of the Company, entered into Amendment No. 3 to Retirement Benefit Agreement (see Exhibit 10.1) whereby Mr. Thung’s Retirement Benefit Agreement, as previously amended, will, among other things, continue in effect until Mr. Thung’s separation from service with the Company, death or disability.

On December 31, 2008, the Company and Mr. Bernon R. Erickson, Jr., Chief Health Actuary and Senior Vice President of the Company, entered into an Amendment to Executive Employment Agreement (see Exhibit 10.2) whereby any payment made under Mr. Erickson’s Executive Employment Agreement following a termination of his employment by the Company will be made in accordance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

On December 31, 2008, Insurers Administrative Corporation, a wholly owned subsidiary of the Company (“IAC”) and Mr. Scott M. Wood, Co-Chief Operating Officer and Senior Vice President of the Company, entered into an Amendment to Salary Continuation Agreement (see Exhibit 10.3) whereby the benefit payable to Mr. Wood under his Salary Continuation Agreement was accelerated and surrendered to IAC and such Agreement was terminated.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are filed with this Report.

Exhibit Number

Description

10.1

Amendment No. 3 to Retirement Benefit Agreement, dated as of December 31, 2008, by and between Independence Holding Company and Mr. Roy T.K. Thung.

10.2

Amendment to Executive Employment Agreement, dated as of December 31, 2008, by and between Independence Holding Company and Mr. Bernon R. Erickson, Jr.

10.3

Amendment to Salary Continuation Agreement, dated as of December 31, 2008, by and between Insurers Administrative Corporation and Mr. Scott M. Wood.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

/s/ Adam C. Vandervoort Adam C. Vandervoort Vice President, General Counsel and Secretary	Date:	January 7, 2009